Exhibit 10.1
AMENDMENT TO TECHNICAL SERVICES AGREEMENT
          THIS AGREEMENT dated January 31, 2006, is an Amendment to Technical Services Agreement dated August 29, 2003;
BETWEEN:
GEOGLOBAL RESOURCES INC. (formerly Suite101.com, Inc.),
a corporation incorporated under the laws of Delaware
(hereinafter referred to as the “Company”),
OF THE FIRST PART,
- and-
ROY GROUP (BARBADOS) INC., a corporation incorporated
under the laws of the Barbados (hereinafter referred to
as the “Consultant”)
OF THE SECOND PART
          THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained the parties hereto agree effective January 31, 2006 the Amendment to the Technical Services Agreement dated August 29, 2003, as follows:
ARTICLE 1 — CONSULTING SERVICES
1.02     Term of Contract for Services
          The term shall commence August 29, 2003 and shall be for a period until December 31, 2007, as amended subject to renewal in accordance with the terms of this Agreement.
ARTICLE 2 — COMPENSATION
2.02     Fees
          The Company shall pay the Consultant during the term of this Agreement a gross annual consulting fee of two hundred and fifty thousand ($250,000.00) US dollars for the period August 29, 2003 to December 31, 2005, increasing to three hundred and fifty thousand ($350,000.00) US dollars for the period commencing January 1, 2006 until December 31, 2007, payable in equal monthly instalments in arrears. Such fee shall be reviewed by the parties prior to any renewal of this Agreement and any changes in such fee shall be agreed upon in writing between the parties.

ARTICLE 6 — GENERAL
6.07     Notices
          Any demand, notice or other communication (hereinafter referred to as a “Communication”) to be given in connection with this Agreement shall be given in writing and may be given by personal delivery or by registered mail addressed to the recipient as follows:
          To the Consultant:

Roy Group (Barbados) Inc.	and
DGM Trust Corporation
Chancery House	Lot 5 Tetuan Residencias, Camino a
High Street	San Antonio Aguas Calentas
Bridgetown, Barbados	Antigua Guatemala, Sacatapecuez,
Guatemala
          To the Company:

GeoGlobal Resources Inc.
200, 630 – 4th Avenue SW
Calgary, Alberta
T2P 0J9

Fax: (403) 777-9199
or such other address or individual as may be designated by notice by either party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if made or given by registered mail, on the third (3rd) day, other than a Saturday, Sunday or statutory holiday in Alberta, following the deposit thereof in the mail. If the party giving any Communications knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery.
6.10     Counterpart Execution
          This Amendment to Technical Services Agreement may be executed in counterpart and the parties may rely on a faxed executed copy of the counterpart, for all purposes.
6.11     Entire Agreement
          This Amendment to Technical Services Agreement shall be read in conjunction with the Technical Services Agreement dated August 29, 2003 and all other Articles of the said Technical Services Agreement shall remain in full force and effect. Except as expressly set forth in this Amendment, the Technical Services Agreement shall remain in full force and effect on the terms set forth therein and shall not be further amended except in accordance with the terms of the Technical Services Agreement.

     IN WITNESS WHEREOF the parties have executed this Agreement.

GEOGLOBAL RESOURCES INC.
Per:	/s/ Allan J. Kent
Allan J. Kent, Director
Executive VP & CFO

Per:	/s/ Brent Peters
Brent Peters, Director

ROY GROUP (BARBADOS) INC.
Per:	/s/ Jean P. Roy
Jean P. Roy, President

6